                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.




/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP
Atlanta, Georgia
September 22, 2000